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                                                                     EXHIBIT 4.4

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT


          FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of May 31, 1996, by and among INACOM CORP., ("InaCom"), INACOM FINANCE CORP., ("IFC") CLIPPER RECEIVABLES CORPORATION, ("Clipper"), STATE STREET BOSTON CAPITAL CORPORATION, ("State Street"), and NORWEST BANK MINNESOTA, N.A., ("Norwest").

                                    RECITALS

          WHEREAS, InaCom, IFC, Clipper, State Street and Norwest previously entered into an Amended and Restated Receivables Purchase Agreement (the "Agreement") dated as of August 21, 1995.

          WHEREAS, InaCom is considering the sale of convertible subordinated debentures in an amount not to exceed eighty-six million two hundred fifty thousand dollars ($86,250,000) (the "Debenture").

          WHEREAS, the indebtedness evidenced by the Debenture will be unsecured.

          WHEREAS, the parties desire to amend the Agreement to clarify certain provisions relating to the Debenture.

          NOW THEREFORE, in consideration of the above recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1.       The Agreement is amended in the following respects:

                  a. The amount of the Debenture shall be treated as stockholders' equity of InaCom for purposes of defining "Tangible Net Worth."

                  b. The amount of the Debenture shall not be included within the definition of "Total Liabilities" of InaCom.

          2. Except as expressly amended hereby, the parties hereto agree that the Agreement and all documents and agreements executed in connection therewith are ratified and confirmed and shall continue in full force and effect.


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          3. This Amendment may be signed in any number of counterparts each of which shall constitute an original and all of which together shall constitute one and the same document. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of day and year first above written.

         INACOM CORP.                    CLIPPER RECEIVABLES CORPORATION

                  /s/ Leon Kerkman                /s/ Tiffany Percival
         By:      Leon Kerkman           By:      Tiffany Percival
         Its:     Assistant Secretary    Its:     Vice President

         INACOM FINANCE CORP.            STATE STREET BOSTON CAPITAL
           CORPORATION

                  /s/ Leon Kerkman                /s/ Jeffrey R Noordhook
         By:      Leon Kerkman           By:      Jeffrey R Noordhook
         Its:     Assistant Secretary    Its:     Senior Associate

                                         NORWEST BANK MINNESOTA, N.A.

                                                  /s/ Brent C Fossey
                                         By:      Brent C Fossey
                                         Its:     Vice President

Clipper


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                            SECOND AMENDMENT TO
              AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 20, 1996 (this "Amendment"), is among INACOM FINANCE CORP. ("Seller"), INACOM CORP. ("InaCom"), CLIPPER RECEIVABLES CORPORATION ("Purchaser"), STATE STREET BOSTON CAPITAL CORPORATION, as administrator (the "Administrator"), and NORWEST BANK MINNESOTA, N.A., as relationship bank (the "Relationship Bank").

                                   BACKGROUND

     1. Seller, InaCom, Purchaser, the Administrator and the Relationship Bank are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of August 21, 1995, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 31, 1996 (the "Receivables Purchase Agreement").

     2. The parties desire to amend the Receivables Purchase Agreement in certain respects as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

     SECTION 2. Receivables. The definition of "Receivable" where it appears in Appendix A to the Receivables Purchase Agreement is hereby amended in its entirety as follows:

     "Receivable" means (i) any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale of computer or technology information merchandise or provision of services by an Originator, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto (provided that the term "Receivable" shall not include any such right to payment from the United States government, or an agency or department thereof, or any such right to payment arising from the sale of long distance telephone service, so long as, in each case, the



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     payments related thereto are not commingled with Collections in the Lock-
     Box Accounts) and (ii) any Dealer Financed Receivable.

     SECTION 3. Termination Date. The definition of "Termination Date" that appears in Appendix A to the Receivables Purchase Agreement is hereby amended by deleting the date

"August 20, 1998" that appears in paragraph (d) thereof and substituting therefor the date "August 20, 1999".

     SECTION 4. Representations and Warranties. Each Seller Party hereby jointly and severally represents and warrants that (i) the representations and warranties contained in Section 6.01 of the Receivables Purchase Agreement are true and correct on and as of the date hereof, and after giving effect hereto, as though made on and as of such date, and shall be deemed to have been made on such date and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Liquidation Event or Unmatured Liquidation Event.

     SECTION 5. Miscellaneous. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. The Seller Parties, jointly and severally, hereby agree to pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Purchaser, the Relationship Bank or the Administrator in connection with the preparation or execution of this Amendment.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunder duly authorized, as of the date first above written.

                       INACOM FINANCE CORP.

                       By:            /s/ Pat Fitzgerald
                       Name Printed:  Pat Fitzgerald
                       Its:            Director of Financial Services
                                        and Assistant Treasurer


                       INACOM CORP.

                       By:            /s/ Pat Fitzgerald
                       Name Printed:  Pat Fitzgerald


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                       Its: Director of Financial Services
                            and Assistant Treasurer


                       CLIPPER RECEIVABLES CORPORATION

                       By:            /s/ Alan Thometz
                       Name Printed:  Alan Thometz
                       Its:            Senior Associate



                       STATE STREET BOSTON CAPITAL
                       CORPORATION, as Administrator

                       By:            /s/ Paul Schmeider
                       Name Printed:  Paul Schmeider
                       Its:           Senior Associate


                       NORWEST BANK MINNESOTA, N.A.,
                         a Relationship Bank

                       By:            /s/ Alan Thometz
                       Name Printed:  Alan Thometz
                       Its:            Vice President


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                               THIRD AMENDMENT TO
               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


          THIS THIRD AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of January 8, 1997 (this "Amendment"), is among INACOM FINANCE CORP. ("Seller"), INACOM CORP. ("InaCom"), CLIPPER RECEIVABLES CORPORATION ("Purchaser"), STATE STREET BOSTON CAPITAL CORPORATION, as administrator (the "Administrator"), and NORWEST BANK MINNESOTA, N.A., as relationship bank (the "Relationship Bank").

                                   BACKGROUND

     1. Seller, InaCom, Purchaser, the Administrator and the Relationship Bank are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of August 21, 1995, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 31, 1996 and the Second Amendment to Amended and Restated Receivables Purchase Agreement, dated as of November 20, 1996 (the "Receivables Purchase Agreement").

     2. The parties desire to amend the Receivables Purchase Agreement in certain respects as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

     SECTION 2. Purchase Limit. Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting the number "$100,000,000" where it appears in clause (a)(1) of the proviso of the first sentence thereof and substituting therefor the number "$200,000,000".

     SECTION 3. Representations and Warranties. Each Seller Party hereby jointly and severally represents and warrants that (i) the representations and warranties contained in Section 6.01 of the Receivables Purchase Agreement are true and correct on and as of the date hereof, and after giving effect hereto, as though made on and as of such date, and shall be deemed to have been made on such date and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Liquidation Event or Unmatured Liquidation Event.

     SECTION 4. Effectiveness. This Amendment shall become effective as of January 13, 1997.


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     SECTION 5. Miscellaneous. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. The Seller Parties, jointly and severally, hereby agree to pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Purchaser, the Relationship Bank or the Administrator in connection with the preparation or execution of this Amendment.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunder duly authorized, as of the date first above written.

                                             INACOM FINANCE CORP.

                                        By:            /s/ Dave Guenthner
                                        Name Printed:  Dave Guenthner
                                        Its:     Executive Vice President
                                                  & Chief Financial Officer


                                        INACOM CORP.

                                        By:            /s/ Dave Guenthner
                                        Name Printed:  Dave Guenthner
                                        Its:           Executive Vice
                                                        President & Chief
                                                        Financial Officer


                                        CLIPPER RECEIVABLES CORPORATION

                                        By:            /s/ Tiffany Percival
                                        Name Printed:  Tiffany Percival
                                        Its:            Vice President


                                        STATE STREET BOSTON CAPITAL
                                        CORPORATION, as Administrator

                                        By:            /s/ Paul Schmeider
                                        Name Printed:  Paul Schmeider
                                        Its:           Senior Associate


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                                        NORWEST BANK MINNESOTA, N.A.,
                                        a Relationship Bank

                                        By:            /s/ Jerome W Fonz
                                        Name Printed:  Jerome W Fonz III
                                        Its:            Vice President


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